Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated May 19, 2008 included in the Annual Report of Transcend Services, Inc. on Form 10-K for the year ended December 31, 2008 as well as the incorporation by reference in the Registration Statements on Form S-3 (No.333-106446) and in the related Prospectus and Forms S-8 (Nos. 333-106454, 033-59115, 333-16213, 333-78777, 333-116911, 333-116910, 333-131059, 333-157780) of Transcend Services, Inc.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

March 10, 2009